Exhibit 10.1

MEMBERSHIP PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is entered into effective as of the 21st day of June 2021 (the “Effective Date”) by and among Charlie Ruddy as the “Seller”, Slinger Bag Americas Inc. as the “Buyer” and Foundation Sports Systems, LLC (“Foundation”). Foundation, Seller and Buyer are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

1. RECITALS:

WHEREAS, Seller owns 100% of the membership interests, which include, for the avoidance of doubt and without limitation, economic, voting and any and all other forms of ownership or participation interests, in Foundation (the “Purchased Interests”).

WHEREAS, Seller desires to assign, convey and transfer to Buyer, and Buyer desires to purchase from Seller, the Purchased Interests pursuant to the terms and conditions of this Agreement.

WHEREAS, Buyer has been given the opportunity to conduct all due diligence on Foundation Sports Systems, LLC (“Foundation”) and the Purchased Interests to the complete satisfaction of Buyer.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

2. MEMBERSHIP INTEREST ASSIGNMENT:

2.1 Assignment. Seller hereby irrevocably and unconditionally assigns, conveys, transfers, sells and delivers to Buyer, and Buyer hereby purchases from Seller, the Purchased Interests pursuant to this Agreement.

2.2 Purchase Price. Buyer hereby acquires the Purchased Interests from the Seller for 1,000,000 shares of common stock (the “Shares”) of Slinger Bag (the “Purchase Price”) to be issued and delivered to Seller in three tranches, the first of which will consist of 600,000 Shares to be issued and delivered in accordance with the terms hereof on the Closing Date, the second of which will be 200,000 Shares to be issued and delivered to Seller in book entry format on the first anniversary of the Closing Date and the third of which will be be 200,000 Shares to be issued and delivered to Seller in book entry format on the second anniversary of the Closing Date. Notwithstanding the foregoing, 10% of the shares representating the Purchase Price will be held back by the Buyer and not delivered to the applicable recipients thereof in accordance with clause 2.3 below for a period of 12 months from the date of their issuance.

2.3 Payment. The first tranche of the Purchase Price shall be payable in full at the Closing by issuing and delivering 600,000 Shares to the Seller in book entry format. Charlie Ruddy to receive 60% of each payout tranche. George N, Kustas to receive 20% of each payout tranche. Jaana Kateriina Gilbert to receive 20% of each payout tranche.

2.4 Lock-Up. The Shares will be subject to a 12-month lock-up from their date of delivery during which time they may not be offered or sold by the Seller or any other recipient thereof without the express written consent of the Buyer.

2.5 Approval and Release. Foundation hereby approves the assignment and conveyance of the Purchased Interests to the Buyer. Foundation and Seller hereby irrevocably and unconditionally release each other from any and all claims arising out of or in connection with Foundation.

3. REPRESENTATIONS AND WARRANTIES OF SELLER: Seller represents and warrants to Buyer that the representations and warranties contained in this Article 3 are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing Date (if different than the Effective Date), except as otherwise expressly provided for to contrary herein:

3.1 Residence. Seller resides at the address noted on the execution page hereof.

3.2 Execution and Performance of Agreement. Seller has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All requisite proceedings have been taken and Seller has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by Seller of this Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid, binding, and enforceable obligation of Seller, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

3.3 Effect of Agreement. As of the Closing, the consummation by Seller of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon Seller or the Purchased Interests;

(b) Violate the Certificate of Organization or operating agreement of the Seller or any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Seller or to which Seller or the Purchased Interests is subject; or

(c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any part of the assets of Seller or the Purchased Interests under any agreement, commitment, contract (written or oral) or other instrument to which Seller is a party, or by which the Purchased Interests (or any part thereof) is bound or affected.

3.4 Ownership.

(a) The Purchased Interests are owned beneficially, legally and of record by Seller.

(b) Seller has full right, title and interest in, to and under the Purchased Interests, free and clear of any lien, claim, indebtedness, participation or encumbrance whatsoever, and full and unrestricted right and power to assign, convey, sell and deliver the Purchased Interests pursuant to the provisions of this Agreement without obtaining the consent or approval of any other person.

(c) There are no outstanding subscriptions, options, warrants, calls, commitments, rights, participations or agreements to which Seller is a party or by which it is bound relating to the Purchased Interests.

(d) Seller has made no issuance, transfer, sale, pledge, hypothecation, or any assignment of any kind with regard to the Purchased Interests.

3.5 Securities Representations. Seller is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

3.6 Litigation. There are no investigations, actions, suits, proceedings, administrative actions, requests for information or any similar actions threatened or pending that affects Seller’s rights to the Purchased Interests or the sale of the Purchased Interests.

3.7 Insolvency. Seller is not insolvent, nor is any insolvency pending; no proceedings are pending by or against it in bankruptcy in any state or federal court.

3.8 Broker and Similar Fees. There has been no act or omission by any Seller which would give rise to any valid claim against any of the Parties for a brokerage commission, finder’s fee, or other in-kind payment in connection with the transactions contemplated hereunder.

3.9 Reliance. Seller recognizes, understands, and agrees that Buyer is entitled to and will be relying on the full accuracy of the above representations, warranties, covenants and agreements in effectuating the transactions contemplated hereby.

3.10 Non-Infringement. The business and operations of Foundation do not infringe or violate any trade secret, patent or intellectual property right of any third-party and no party has provided any Seller or Foundation with any notice of trade secret, patent or intellectual property infringement with respect to any aspect of the business or operations of Foundation.

4. REPRESENTATIONS AND WARRANTIES OF BUYER: Buyer represents and warrants to Seller that the representations and warranties contained in this Article 4 are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing Date (if different than the Effective Date), except as otherwise expressly provided for to contrary herein:

4.1 Organization. Buyer is duly organized, validly existing, and in good standing under the laws of the State of Delaware and the address listed for Buyer is true and correct.

4.2. Execution and Performance of Agreement. Buyer has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All requisite proceedings have been taken and Buyer has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by Buyer of this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid, binding, and enforceable obligation of Buyer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

4.3 Effect of Agreement. As of the Closing, the consummation by Buyer of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any Requirement of Law applicable to or binding upon Seller or Buyer; or

(b) Violate any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Buyer or to which Buyer is subject.

4.4 Investigation. Buyer is purchasing the Purchased Interests based upon its own independent investigation and evaluation of Foundation. Buyer is expressly not relying on any oral representations made by Seller with regard to the Purchased Interests or Foundation.

5. CLOSING:

5.1 Closing. The closing of the transactions contemplated under this Agreement (the “Closing”) and the transfer of the Purchased Interests by Seller to Buyer shall take place after the execution of this Agreement, on the day the first tranche of the Purchase Price (i.e., 600,000 Shares) is received by the Seller (the “Closing Date”).

5.2 Obligations of Seller. At the Closing, Seller shall deliver or cause to be delivered:

(a) to Buyer an executed version of this Agreement; and

(b) All other documents requested by Buyer to effect the transfer of the Purchased Interests hereunder.

1.1 Obligations of Buyer. At the Closing, Buyer shall deliver or cause to be delivered:

(a) To Seller, an executed version of this Agreement; and

(b) To Seller, or to the Seller’s order, the Purchase Price.

6. POST-CLOSING COVENANTS:

6.1 Survival of Representations. All of the covenants, agreements, representations, and warranties made by each Party, or pursuant hereto or in connection with the transactions contemplated hereby, shall survive the Closing for a period of two (2) years.

6.2 Expenses. All costs and expenses incurred in conducting the assignment and conveyance described in this Agreement shall be borne by the Party incurring said expense, provided that the Buyer has agreed to pay Seller’s reasonable fees of counsel in connection with reviewing and negotiating this Agreement and all documents related to this sale.

6.3 Taxes. Buyer and Seller shall bear the responsibility for their respective taxes, if any, arising out of the consummation of the transactions contemplated herein and for the filing of all necessary tax returns and reports with respect to such taxes.

6.4 Reasonable Assistance. Seller shall use and exercise its best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth Closing and the transfer of the Purchased Interests to Buyer.

7. ADDITIONAL PROVISIONS:

7.1 Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

7.2 Severability. Each provision herein is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

7.3 Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Supreme Court of New York, New York County, shall be the sole jurisdiction and venue for the bringing of such action.

7.4 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

7.5 Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

7.6 Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret the provisions of this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses, including expert witness fees, of the prevailing Party in such amount as the court shall determine, as well as same incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

7.7 Recitals. The facts recited in Article 1, above, are hereby conclusively presumed to be true as between and affecting the Parties.

7.8 Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

7.9 Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

7.10 Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party may claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

7.11 Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 3.11.

7.12 Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 3.12 shall not include any obligation to incur substantial expense or liability.

7.13 Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

8. EXECUTION: This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or E-Mail such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such Fax or E-Mail were an original thereof.

IN WITNESS WHEREOF, this MEMBERSHIP INTEREST PURCHASE AGREEMENT has been duly executed by the Parties, and shall be effective as of and on the Effective Date set forth above. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

Seller:

Name:	Charles Ruddy
Address:
Email:	charlie@foundationtennis.com

Buyer:

Singer Bag Americas Inc.

Name:	Mike Ballardie
Title:	Authorized Signatory
Address:	2709 N. Rolling Road, Unit 138
Windsor Mill, Maryland 21244
Email:	mike@slingerbag.com with a copy to mark.radom@slingerbag.com

Foundation Sports Systems, LLC

Name:	Charlie Ruddy
Title:	Managing Member and Authorized Signatory
Email:	charlie@foundationtennis.com

We agree not to offer or sell any Shares we receive pursuant to this Agreement for a period of 12 months from the date of receipt.

George N. Kustas

Jaana Kateriina Gilbert

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